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                                                                      EXHIBIT 11

BROTHERS GOURMET COFFEES, INC.

Exhibit 11 - Statement Re:  Compensation of Per Share Earnings
(in thousands, except for share below)

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                                                      Year Ended           Year Ended           Year Ended
                                                   December 27, 1996    December 29, 1995    December 30, 1994
                                                   -----------------    -----------------    -----------------
 Average shares outstanding                             11,202               11,184               10,780

 Net effect of options and warrants

 Net effect of dilutive stock options and
 warrants based on the treasury stock method
 using the year-end market price, if higher
 than average market price                                  --                 --                  1,068
                                                      ---------            ---------             --------

 TOTAL                                                  11,202               11,184               11,848
                                                      ---------            ---------             --------
                                                      ---------            ---------             --------

 Income (loss) before extraordinary item              $(10,025)            $(53,486)             $ 2,357
                                                      ---------            ---------             --------
                                                      ---------            ---------             --------

                                                      $(10,181)            $(53,486)             $ 2,357
                                                      ---------            ---------             --------
                                                      ---------            ---------             --------
 Net income (loss)
 Per share amounts:

 Income (loss) before extraordinary item              $  (0.89)            $  (4.78)             $  0.20
                                                      ---------            ---------             --------
                                                      ---------            ---------             --------

 Net income (loss)                                    $  (0.91)            $  (4.78)             $  0.20
                                                      ---------            ---------             --------
                                                      ---------            ---------             --------
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